Exhibit 99.1
Crescent Energy Reports Second Quarter 2023 Financial and Operating Results
Declares Cash Dividend of $0.12 per Share
Raises 2023 Outlook, Continues Growth with Closing of Accretive Western Eagle Ford Acquisition and Expands Public Float

Houston, August 9, 2023 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company") today announced results for the second quarter of 2023 and declared a quarterly cash dividend for the period of $0.12 per share. A supplemental slide deck on its second quarter results can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT, Thursday, August 10, 2023. Details can be found in this release.

Second Quarter 2023 Highlights
–Reported $57 million of net income and $25 million of Adjusted Net Income(1)
–Generated $225 million of Adjusted EBITDAX(1), $183 million of Operating Cash Flow and $46 million of Levered Free Cash Flow(1)
–Produced 139 MBoe/d, a 1.5% increase to the prior quarter, and oil and liquids comprised 46% and 60% of volumes, respectively
–Raised full year 2023 outlook for production and cash flow based on operational performance including improved capital efficiencies
–Closed the previously announced Western Eagle Ford acquisition, increasing operating scale and inventory
–Exited the second quarter at 1.1x net LTM leverage(1) and completed a $300 million notes offering in July, which increased liquidity to approximately $800 million
–Senior notes upgraded by S&P and added to the BB high yield index(2)
–Increased public float to 45% from 29% with the completion of the Class A share conversion on July 3

Crescent CEO David Rockecharlie said, “We posted an outstanding quarter, with results exceeding estimates across all key categories driven by strong operational performance and significant efficiencies achieved on our development program. Our successful execution allows us to raise full-year expectations for production and cash flow with lower capital investment. We expect to generate substantial free cash flow throughout the remainder of the year, which will support our return of capital strategy focused on our dividend and debt repayment.

In addition to our operational achievements and increasing cash flow, we continued to execute on our broader strategic objectives, growing production and scale through the accretive Western Eagle Ford acquisition and improving our capital markets presence through increased float and an opportunistic notes offering."

2023 Outlook
Crescent increased its outlook for 2023 to reflect improved capital efficiencies with higher production and lower planned capital investment. Higher production guidance reflects strong well performance year to date across the Company’s asset base. Lower planned capital investment levels reflects realized operational efficiencies, including reduced drilling days and completion optimizations that have driven capital costs per foot 10% lower relative to 2022.

	Initial FY 2023	Updated FY 2023	Change at the Midpoint
Total Production (Mboe/d)	140 - 148	143 - 148	+1.5 or 1%
Capital Expenditures (Excl. Acquisitions) ($MM)	$625 - $700	$575 - $625	($62.5) or (10%)
Note: All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Initial FY 2023 guidance based on full year 2023 outlook disclosed in March 2023 plus the midpoint of the contribution from the Western Eagle Ford acquisition disclosed in July 2023. Additional updated 2023 guidance details provided in Crescent’s investor presentation, including operating costs, general and administrative costs and corporate cash taxes.

Second Quarter 2023 Results
Crescent reported $57 million of net income and $25 million of Adjusted Net Income(1) in the second quarter. The Company generated $225 million of Adjusted EBITDAX(1), $183 million of Operating Cash Flow and $46 million of Levered Free Cash Flow(1) for the period.

Second quarter production averaged 139 MBoe/d (46% oil and 60% liquids). Average realized prices per Boe, including and excluding the effect of commodity derivatives, were $37.21 and $37.89, respectively.

Second quarter operating expense and adjusted operating expense excluding production and other taxes(1), stated on a per Boe basis, were $17.85 and $14.84, respectively. Operating expenses for the quarter were in line with expectations and normalized relative to the first quarter, which were impacted by higher-cost residue gas. Production and other taxes were $1.96 per Boe. G&A expense and Adjusted Recurring Cash G&A(1) (includes Manager Compensation and excludes non-cash equity-based compensation) totaled $41 million and $19 million, respectively, during the period.

Crescent operated one rig in the Uinta and one rig in the Eagle Ford during the second quarter and incurred D&C capital investments of $148 million. The Company drilled 16 gross operated wells (12 in the Eagle Ford and four in the Uinta) and brought online 20 gross operated wells (9 in the Eagle Ford and 11 in the Uinta).

Financial Position
Crescent maintains a strong balance sheet and a low leverage profile. As of June 30, 2023, the Company had total long-term debt of $1.4 billion, $62 million of cash and cash deposits related to the Western Eagle Ford acquisition and a Net LTM Leverage(1) ratio of 1.1x.

On July 3, 2023, Crescent closed the Western Eagle Ford acquisition for approximately $600 million in cash, subject to customary purchase price adjustments. Concurrent with closing, Crescent's lenders reaffirmed the borrowing base under its revolving credit facility (the "Revolving Credit Facility") at $2.0 billion with an elected commitment of $1.3 billion. On July 17, 2023, Crescent issued an additional $300 million aggregate principal amount of 9.250% senior notes due 2028 and used net proceeds to repay amounts outstanding on its Revolving Credit Facility. As of June 30, 2023, pro forma for these transactions, the Company had total long-term debt of $1.9 billion, $2 million of cash and approximately $800 million of liquidity.

In July 2023, S&P upgraded Crescent's issuer credit rating to B+ and its senior unsecured notes rating to BB- with a stable outlook. Following the upgrade, Crescent was added to the BB high yield index with two BB- unsecured notes ratings. Crescent's ratings were upgraded by Moody's earlier in the year(2).

Class A Conversion
Following the completion of the previously announced Class A share conversion, the Company has approximately 76 million Class A shares outstanding, and the combined total of Class A and Class B shares outstanding remains approximately 167 million. Certain KKR-managed funds and accounts continue to hold indirect interests in Class B shares / OpCo Units. In addition, KKR's balance sheet retains its existing 16% ownership, which is held by an indirect subsidiary of KKR & Co. Inc. for its own account and not through its investment funds. KKR remains a long-term investor and has reiterated that it has no present intention of selling the shares in the Company it holds for its own account.

Return of Capital
Consistent with the Company’s framework to return cash to shareholders, the Company's board of directors approved a second quarter cash dividend of $0.12 per share, which is in line with Crescent's fixed-within-a-framework policy to distribute 10% of Adjusted EBITDAX at guidance pricing. The second quarter dividend is payable on September 6, 2023, to shareholders of record as of the close of business on August 23, 2023. Any payment of future dividends is subject to board approval and other factors.

Second Quarter 2023 Conference Call Information
Crescent plans to host a conference call to discuss its second quarter 2023 financial and operating results at 10 a.m. CT on Thursday, August 10, 2023. Complete details are below. A webcast replay will be available on the website following the call. Crescent has provided an investor presentation on its second quarter 2023 results on its website, www.crescentenergyco.com.

Date: Thursday, August 10, 2023
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: https://ir.crescentenergyco.com/events-presentations/

About Crescent Energy Company
Crescent is a well-capitalized, U.S. independent energy company with a portfolio of proven, low-decline assets across the lower 48 states that generate substantial cash flow supported by a predictable base of production. Crescent’s leadership team is a proven team of investment, financial and industry professionals. Together, they have executed a consistent strategy for more than a decade. The Company’s mission is to invest in energy assets and deliver better returns through strong operations and stewardship. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results, federal and state regulations and laws, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including recent production cuts by OPEC, the impact of armed conflict, including in Ukraine, the impact of disruptions in the bank and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on our external manager, sustained cost inflation and central bank policy changes associated therewith and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
While units ("OpCo Units") representing limited liability interests in Crescent Energy OpCo LLC ("OpCo") and corresponding shares of Class B Common Stock are outstanding in our "Up-C" structure, and in accordance with the terms of our Management Agreement under which Class A shareholders bear only their proportionate share of Manager Compensation, portions of Manager Compensation, income tax provision (benefit) amounts and dividends paid corresponding to such ownership are required to be classified as distributions to redeemable noncontrolling interests rather than G&A expense, income tax provision (benefit), and dividends paid to Class A Common Stock, respectively. We define those redeemable noncontrolling interest ("RNCI") distributions made by OpCo related to (i) Manager Compensation as “Manager Compensation RNCI Distributions,” (ii) income tax provision (benefit) as “Income Tax RNCI Distributions,” and (iii) dividends paid as “Dividend RNCI Distributions.”

To facilitate comparison of our G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) to peer companies with varying corporate and management structures, Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance, are presented assuming the full redemption of all outstanding OpCo Units for shares of our Class A Common Stock and a corresponding cancellation of all shares of our Class B Common Stock. Management believes this presentation is most useful to investors, as the full amounts of Manager Compensation as G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) are thereby reflected as such.

Crescent Operational Summary

	For the three months ended
	June 30, 2023	June 30, 2022	March 31, 2023
Average daily net sales volumes:
Oil (MBbls/d)	64	64	59
Natural gas (MMcf/d)	335	356	351
NGLs (MBbls/d)	19	20	19
Total (MBoe/d)	139	142	137
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$67.68	$104.23	$69.99
Natural gas ($/Mcf)	1.71	6.40	5.14
NGLs ($/Bbl)	19.38	46.98	24.84
Total ($/Boe)	37.89	68.96	46.94
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)(3)	$63.14	$78.84	$62.83
Natural gas ($/Mcf)	1.92	3.51	4.61
NGLs ($/Bbl)	25.72	32.15	29.21
Total ($/Boe)	37.21	48.37	43.10
Expense (per Boe)
Operating expense	$17.85	$19.73	$22.12
Depreciation, depletion and amortization	12.65	10.15	11.92
General and administrative expense	3.26	1.52	1.73
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(4)	$14.84	$13.53	$16.57
Production and other taxes	1.96	5.05	4.47
Adjusted Recurring Cash G&A(1)	1.50	1.40	1.69

Note: Operating costs for the three months ended March 31, 2023, were impacted by higher cost residue gas purchases related to increased natural gas prices in the West Coast pricing market. Higher cost residue gas was more than offset by higher realized pricing during such period.

Crescent Income Statement

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:	(in thousands, except per share data)
Oil	$393,248	$602,567	$765,584	$975,076
Natural gas	52,054	207,177	214,075	350,488
Natural gas liquids	33,851	83,864	76,374	155,043
Midstream and other	13,186	14,826	26,443	26,737
Total revenues	492,339	908,434	1,082,476	1,507,344
Expenses:
Lease operating expense	113,051	106,375	244,005	201,198
Workover expense	18,683	25,017	31,254	34,976
Asset operating expense	15,872	17,243	38,090	33,862
Gathering, transportation and marketing	51,525	38,238	98,928	86,514
Production and other taxes	24,825	65,496	79,748	111,980
Depreciation, depletion and amortization	159,904	131,573	306,387	230,592
Exploration expense	1,541	1,848	1,541	1,939
Midstream and other operating expense	1,735	3,344	5,514	6,422
General and administrative expense	41,166	19,656	62,404	42,178
(Gain) loss on sale of assets	—	(197)	—	(4,987)
Total expenses	428,302	408,593	867,871	744,674
Income (loss) from operations	64,037	499,841	214,605	762,670
Other income (expense):
Gain (loss) on derivatives	33,587	(177,209)	183,897	(850,695)
Interest expense	(31,128)	(24,937)	(60,448)	(41,461)
Other income (expense)	39	(303)	289	(1,802)
Income (loss) from equity affiliates	117	2,304	280	3,252
Total other income (expense)	2,615	(200,145)	124,018	(890,706)
Income (loss) before taxes	66,652	299,696	338,623	(128,036)
Income tax benefit (expense)	(9,178)	(17,798)	(25,538)	3,927
Net income (loss)	57,474	281,898	313,085	(124,109)
Less: net (income) loss attributable to noncontrolling interests	(256)	(713)	(405)	(1,183)
Less: net (income) loss attributable to redeemable noncontrolling interests	(52,067)	(226,662)	(247,735)	94,815
Net income (loss) attributable to Crescent	$5,151	$54,523	$64,945	$(30,477)
Net income (loss) per share:
Class A common stock – basic	$0.11	$1.30	$1.34	$(0.73)
Class A common stock – diluted	$0.11	$1.30	$1.34	$(0.73)
Class B common stock – basic and diluted	$—	$—	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	48,665	41,954	48,475	41,954
Class A common stock - diluted	49,017	41,956	48,842	$41,954
Class B common stock – basic and diluted	118,342	127,536	118,493	$127,536

Crescent Consolidated Balance Sheet
(Unaudited)
	June 30, 2023	December 31, 2022
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,253	$—
Restricted cash	68,500	8,000
Accounts receivable, net	437,058	457,071
Accounts receivable – affiliates	2,799	2,681
Derivative assets - current	19,584	14,878
Drilling advances	16,695	14,655
Prepaid expenses	37,430	13,241
Other current assets	12,617	6,213
Total current assets	596,936	516,739
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	7,455,319	7,113,819
Unproved	279,218	314,255
Oil and natural gas properties at cost, successful efforts method	7,734,537	7,428,074
Field and other property and equipment, at cost	194,518	176,831
Total property, plant and equipment	7,929,055	7,604,905
Less: accumulated depreciation, depletion, amortization and impairment	(2,445,989)	(2,167,135)
Property, plant and equipment, net	5,483,066	5,437,770
Derivative assets – noncurrent	7,740	—
Investment in equity affiliates	12,718	15,038
Other assets	47,801	50,302
TOTAL ASSETS	$6,148,261	$6,019,849

Crescent Consolidated Balance Sheet
(Unaudited)
	June 30, 2023	December 31, 2022
	(in thousands, except share data)

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$508,069	$524,690
Accounts payable – affiliates	28,851	27,652
Derivative liabilities – current	107,386	312,975
Financing lease obligations – current	3,933	3,341
Other current liabilities	24,193	25,091
Total current liabilities	672,432	893,749
Long-term debt	1,331,555	1,247,558
Derivative liabilities – noncurrent	7,090	63,737
Asset retirement obligations	360,058	346,868
Deferred tax liability	241,214	147,348
Financing lease obligations – noncurrent	7,642	7,412
Other liabilities	10,849	14,183
Total liabilities	2,630,840	2,720,855
Commitments and contingencies
Redeemable noncontrolling interests	2,039,063	2,436,703
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 77,030,353 and 49,433,154 shares issued, 75,958,800 and 48,282,163 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	8	5
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 91,048,124 and 118,645,323 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	9	12
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Treasury stock, at cost; 1,071,553 and 1,150,991 shares of Class A common stock as of June 30, 2023 and December 31, 2022, respectively	(17,143)	(18,448)
Additional paid-in capital	1,362,118	804,587
Retained earnings	112,891	61,957
Noncontrolling interests	20,475	14,178
Total equity	1,478,358	862,291
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,148,261	$6,019,849

Crescent Cash Flow Statement

(Unaudited)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:	(in thousands)
Net income (loss)	$313,085	$(124,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	306,387	230,592
Deferred income tax expense (benefit)	24,158	(11,901)
(Gain) loss on derivatives	(183,897)	850,695
Net cash (paid) received on settlement of derivatives	(55,805)	(442,665)
Non-cash equity-based compensation expense	35,156	20,470
Amortization of debt issuance costs and discount	5,743	3,926
(Gain) loss on sale of oil and natural gas properties	—	(4,987)
Restructuring of acquired derivative contracts	—	(51,994)
Settlement of acquired derivative contracts	(34,978)	(23,101)
Other	(7,263)	(7,636)
Changes in operating assets and liabilities:
Accounts receivable	20,012	(265,459)
Accounts receivable – affiliates	(118)	18,627
Prepaid and other current assets	(22,260)	(13,471)
Accounts payable and accrued liabilities	21,229	191,134
Accounts payable – affiliates	3,406	29,811
Other	(1,299)	(1,478)
Net cash provided by operating activities	423,556	398,454
Cash flows from investing activities:
Development of oil and natural gas properties	(383,240)	(240,356)
Acquisitions of oil and natural gas properties	(14,996)	(627,390)
Proceeds from the sale of oil and natural gas properties	21,437	800
Purchases of restricted investment securities – HTM	(8,875)	(5,390)
Maturities of restricted investment securities – HTM	8,922	3,600
Other	1,808	4,700
Net cash used in investing activities	(374,944)	(864,036)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	394,000	199,250
Revolving Credit Facility borrowings	548,000	918,000
Revolving Credit Facility repayments	(857,449)	(632,000)
Payment of debt issuance costs	(2,903)	(14,873)
Redeemable noncontrolling interest contributions	709	5,985
Redeemable noncontrolling interest distributions	(417)	—
Dividend to Class A common stock	(14,011)	(12,168)
Distributions to redeemable noncontrolling interests related to Class A common stock dividend	(34,407)	(37,004)
Distributions to redeemable noncontrolling interests related to Manager Compensation	(18,942)	(12,734)
Contributions from (distributions to) redeemable noncontrolling interests related to income taxes	23	(11,685)
Repurchase of noncontrolling interest	—	(4,060)
Noncontrolling interest distributions	(2,517)	(3,408)
Noncontrolling interest contributions	1,771	55
Cash paid for treasury stock acquired for equity-based compensation tax withholding	(72)	—
Other	(1,740)	(745)
Net cash provided by financing activities	12,045	394,613
Net change in cash, cash equivalents and restricted cash	60,657	(70,969)
Cash, cash equivalents and restricted cash, beginning of period	15,304	135,117
Cash, cash equivalents and restricted cash, end of period	$75,961	$64,148

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These supplemental non-GAAP performance measures are used by Crescent's management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, realized (gain) loss on interest rate derivatives, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivative contracts, impairment expense, non-cash equity-based compensation, gain (loss) on sale of assets, other (income) expense, Manager Compensation RNCI Distributions, transaction and nonrecurring expenses and settlement of acquired derivative contracts. Management believes Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to financing methods, corporate form or capital structure. The Company adjusts net income (loss) for the items listed above in arriving at Adjusted EBITDAX because these amounts can vary substantially within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or nonrecurring items. Crescent’s computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Company’s Credit Agreement (as defined below) and the 9.250% senior notes due 2028 and the 7.250% senior notes due 2026 (together, the "Senior Notes") include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash deferred financing cost amortization, realized gain (loss) on interest rate derivatives, current income tax benefit (expense), Tax RNCI Distributions and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions or proceeds received from asset sales. Levered Free Cash Flow is not a measure of performance as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP performance measure that is used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Levered Free Cash Flow is a useful performance measure because it allows for an effective evaluation of operating and financial performance and the ability of the Company’s operations to generate cash flow that is available to reduce leverage or distribute to equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual operating performance or investing activities. The Company’s computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$57,474	$281,898	$313,085	$(124,109)
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	31,128	24,937	60,448	41,461
Income tax expense (benefit)	9,178	17,798	25,538	(3,927)
Depreciation, depletion and amortization	159,904	131,573	306,387	230,592
Exploration expense	1,541	1,848	1,541	1,939
Non-cash (gain) loss on derivatives	(42,235)	(89,655)	(239,702)	408,030
Non-cash equity-based compensation expense	27,551	9,355	35,156	20,470
(Gain) loss on sale of assets	—	(197)	—	(4,987)
Other (income) expense	(39)	303	(289)	1,802
Manager Compensation RNCI Distributions	(7,264)	(10,064)	(16,735)	(20,128)
Transaction and nonrecurring expenses(5)	3,764	5,548	6,199	17,107
Settlement of acquired derivative contracts(6)	(16,331)	(23,101)	(34,978)	(23,101)
Adjusted EBITDAX (non-GAAP)	$224,671	$350,243	$456,650	$545,149
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash deferred financing cost amortization	(29,830)	(22,608)	(58,100)	(37,535)
Current income tax benefit (expense)	(869)	(3,026)	(1,381)	(7,976)
Tax RNCI (Contributions) Distributions	140	(17,167)	128	(17,167)
Development of oil and natural gas properties	(148,127)	(193,388)	(349,814)	(278,868)
Levered Free Cash Flow (non-GAAP)	$45,985	$114,054	$47,483	$203,603

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net cash provided by operating activities	$183,466	$261,163	$423,556	$398,454
Changes in operating assets and liabilities	13,761	60,958	(20,970)	40,836
Restructuring of acquired derivative contracts(7)	—	—	—	51,994
Manager Compensation RNCI Distributions	(7,264)	(10,064)	(16,735)	(20,128)
Tax RNCI (Contributions) Distributions	140	(17,167)	128	(17,167)
Transaction and nonrecurring expenses(5)	3,764	5,548	6,199	17,107
Other	245	7,004	5,119	11,375
Adjusted cash provided by operating activities	$194,112	$307,442	$397,297	$482,471
Development of oil and natural gas properties	(148,127)	(193,388)	(349,814)	(278,868)
Levered Free Cash Flow (non-GAAP)	$45,985	$114,054	$47,483	$203,603

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance.

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$57,474	$281,898	$313,085	$(124,109)
Unrealized (gain) loss on derivatives	(42,235)	(89,655)	(239,702)	408,030
Non-cash equity-based compensation expense	27,551	9,355	35,156	20,470
(Gain) loss on sale of assets	—	(197)	—	(4,987)
Manager Compensation RNCI Distributions	(7,264)	(10,064)	(16,735)	(20,128)
Transaction and nonrecurring expenses(5)	3,764	5,548	6,199	17,107
Settlement of acquired derivative contracts(6)	(16,331)	(23,101)	(34,978)	(23,101)
Tax effects of adjustments(8)	2,261	6,617	16,324	(24,322)
Adjusted Net Income (non-GAAP)	$25,220	$180,401	$79,349	$248,960

Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding non-cash equity-based compensation and transaction and nonrecurring expenses, and including Manager Compensation

RNCI Distributions. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it facilitates the ability for investors to compare Crescent's cash G&A expense against peer companies. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
General and administrative expense	$41,166	$19,656	$62,404	$42,178
Less: non-cash equity-based compensation expense	(27,551)	(9,355)	(35,156)	(20,470)
Less: transaction and nonrecurring expenses(9)	(1,859)	(2,249)	(4,227)	(5,393)
Plus: Manager Compensation RNCI Distributions	7,264	10,064	16,735	20,128
Adjusted Recurring Cash G&A	$19,020	$18,116	$39,756	$36,443

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Income Tax RNCI Distributions. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed for taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Current income tax provision (benefit)(10)	$869	$3,026	$1,381	$7,976
Tax RNCI Distributions (Contributions)	(140)	17,167	(128)	17,167
Adjusted Current Income Tax	$729	$20,193	$1,253	$25,143

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Dividend RNCI Distributions. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Dividend to Class A common stock	$5,803	$7,133	$14,011	$12,168
Dividend RNCI Distributions	14,236	21,681	34,407	37,004
Adjusted Dividends Paid	$20,039	$28,814	$48,418	$49,172

Net LTM Leverage

Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

June 30, 2023
(in millions)
Total principal debt(11)	$1,350
Less: cash and cash equivalents	(2)
Less: cash deposit related to Western Eagle Ford acquisition	(60)
Net Debt	$1,288

LTM Adjusted EBITDAX for Leverage Ratio	$1,137

Net LTM Leverage	1.1x

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
(3)Does not include the $16.3 million and $23.1 million impact from the settlement of acquired derivative contracts for the three months ended June 30, 2023 and June 30, 2022, respectively. Total average realized prices, after effects of derivatives settlements would have been $35.92/Boe and $46.58/Boe for the three months ended June 30, 2023 and June 30, 2022, respectively, taking into consideration the impact of acquired derivatives.
(4)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing expense and midstream and other revenue net of expense.
(5)Transaction and nonrecurring expenses of $3.8 million and $6.2 million for the three and six months ended June 30, 2023 were primarily related to our Western Eagle Ford Acquisition and system integration expenses. Transaction and nonrecurring expenses of $5.5 million and $17.1 million for the three and six months ended June 30, 2022 were primarily related to (i) legal, consulting, transition service agreement costs, related restructuring of acquired derivative contracts, and other fees incurred for the acquisition of certain Uinta Basin assets (the "Uinta Transaction") and the series of transactions pursuant to which we indirectly combined the businesses of Contango Oil & Gas Company and Independence Energy LLC (the "Merger Transactions"), (ii) severance costs subsequent to the Merger Transactions, (iii) merger integration costs and (iv) acquisition and debt transaction related costs.
(6)Represents the settlement of certain oil commodity derivative contracts acquired in connection with the Uinta Transaction.
(7)In connection with the Uinta Transaction, Crescent acquired commodity derivative liabilities totaling $180 million from the seller, which reduced the cash cost at closing of the Uinta Transaction. Concurrent with the close of the transaction, Crescent settled certain of these acquired oil commodity derivative positions and entered into new commodity derivative contracts for 2022 with a swap price of $75 per barrel for a net cost of $52 million.
(8)The tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 7% for the three and six months ended June 30, 2023 and approximately 6% for the three and six months ended June 30, 2022.
(9)Transaction and nonrecurring expenses of $1.9 million and $4.2 million for the three and six months ended June 30, 2023, were primarily related to system integration expenses. Transaction and nonrecurring expenses of $2.2 million and $5.4 million for the three and six months ended June 30, 2022, were primarily related to legal, consulting and other fees related to the Merger Transactions.
(10)Current income tax provision (benefit) is the amount of income tax (benefit) expense recognized in our statements of operations for the three months ended June 30, 2023 and June 30, 2022. Actual cash paid (refunded) for income taxes for the three months ended June 30, 2023 and June 30, 2022, was $3.3 million and $7.8 million, respectively.
(11)Excludes $18.4 million of unamortized debt discount and issuance costs.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.